Exhibit 10.3

April 15, 2023

Sunil Agarwal

[***]

[***]

RE: Transition Agreement and Release

Dear Sunil,

As we have discussed, your employment with Sana Biotechnology, Inc. (the “Company”) will terminate on April 28, 2023 (the “Separation Date”).  The purpose of this letter agreement (this “Agreement”) is to establish an amicable arrangement for ending your employment relationship with the Company, for you to release the Company of any actual or potential claims, to resolve any disputes you may have with the Company regarding your employment or separation from that employment, and to permit you to receive separation pay or other benefits to the extent specified below.  With these understandings and in exchange for the promises of you and the Company as set forth below, by timely signing, returning, and not revoking (if applicable) this Agreement, you and the Company agree to the terms specified herein.  Please note that you have 21 days from receipt of this Agreement to sign and return this Agreement, but you cannot sign or return this Agreement prior to the Separation Date.

1.	Employment Status; Final Payments; Benefits Cessation:
(a)

Transition Duties.  The period between the date of this letter and your Separation Date shall be referred to herein as the “Transition Period.”  During the Transition Period, you agree to perform the tasks reasonably requested by the Company relating to the transition of your work duties and business contacts, and otherwise assisting in the fulfillment and smooth transition of your general duties and business contacts to such person(s) as the Company may designate (collectively defined as “Transition Duties”).  During the Transition Period, the Company shall continue to pay your standard base compensation in accordance with the Company’s payroll policies, timing, and procedures.  During the Transition Period, you will continue to vest in your existing equity grants, consistent with the terms of such grant agreements and applicable equity plans, and you shall be eligible for such benefits as the Company may offer from time to time to comparable employees, subject always to the terms of such programs and plans, which may be amended from time to time.

(b)

Final Wage Payments and Expense Reimbursement: On the Separation Date, regardless of whether you enter into this Agreement, the Company will pay you (i) all earned but unpaid base salary up to and through the Separation Date, and (ii) all accrued but unused paid time off up to and through the Separation Date. The Company also will reimburse you for any appropriately documented business expenses incurred through the Separation Date in accordance with Company policy, provided that you submit all documentation of any such expenses in accordance with applicable Company policy (such documentation should be submitted within fourteen (14) days of the Separation Date). Following the Separation Date, you will no longer be entitled to earn any additional base salary, bonus, incentive compensation, or other form of compensation, except as set forth in this Agreement.

(c)

Benefits Cessation: As of the Separation Date, any entitlement you have or might have under a Company-provided benefit plan and incidents of employment, including, but not limited to, vesting in Equity Awards, relocation benefits, and the accrual of bonuses, vacation, and paid time off, shall terminate.  Your coverage (if any) under the Company’s health plans will continue through April 30, 2023 (the Coverage End Date”). Your rights to benefits, if any, are governed by the terms of those benefit plans and programs. The Coverage End Date shall be the date of the “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). You will receive

COBRA information under separate cover.
(d)

Stock: The Company may have granted you options to purchase shares of the Company’s common stock (“Stock Options”), shares of restricted stock (“RSAs”) or restricted stock unit awards (“RSUs”, and collectively with Stock Options and RSAs, “Equity Awards”) pursuant to the Company’s 2018 Equity Incentive Plan or 2021 Incentive Award Plan (each, as may be amended from time to time, a “Plan”), as applicable, and the applicable award agreements thereunder (the “Stock Agreements”). Except as expressly set forth below in Section 2(c), under the terms of the applicable Plan and the Stock Agreements, the vesting of all Equity Awards will cease, and your rights to the unvested portion of any such Equity Awards will expire, lapse and terminate as of the Separation Date.

2.Consideration: In exchange for and in consideration of your timely executing, returning, not revoking (if applicable), and fully complying with the terms of this Agreement and any other agreements between you and the Company (where in the case of non-compliance Company will provide written notice thereof (email to suffice) and an opportunity to cure within five (5) days thereafter (if curable)), the Company will provide you with the following (collectively, the “Consideration”).  By entering into this Agreement, you acknowledge and agree that the Consideration fully satisfies any obligation that the Company had to pay your wages or any other compensation for any of the services that you rendered to the Company, and that the amount paid is in excess of any disputed wage claim, if any, that you may have.

(a)

Severance Payment: The Company will pay you $560,523.00, which is equivalent to nine (9) months of your monthly base salary and nine (9) months of your pro-rata monthly target bonus for 2023, less applicable deductions and withholdings, in accordance with the Company’s normal payroll policies, the first payment of which will be made to you on the Company’s first regularly scheduled payroll date following the Effective Date (as defined below) and which will include any amount that would have been payable if the Effective Date had occurred on the Separation Date.

(b)

Payment of COBRA Premiums: The Company shall incur the cost for COBRA coverage starting on May 1, 2023 and continuing for nine (9) months, or until you have secured other employment, whichever occurs first, provided you timely elect and remain eligible for COBRA coverage.  You agree to promptly notify the Company’s COBRA Administrator if you have secured other alternative benefits coverage.  To the extent you elect to maintain COBRA coverage beyond such nine (9)-month period, then you will be required to coordinate direct payments to cover any associated costs with the third-party administrator and adhere to their guidelines for making timely payments.

(c)

Equity Treatment – Acceleration of Stock Options: The Company will accelerate the vesting of the following Stock Options such that the unvested portion of such Stock Options that would otherwise have vested between the Separation Date and January 28, 2024 if you were still an employee throughout such period will be deemed vested and exercisable as of the Separation Date.

Grant Number	Grant Date	Number of Accelerated Stock Options	Grant Price
100184	July 15, 2019	4,688	$1.44
100277	January 27, 2020	23,437	$1.48
100813	February 3, 2021	1,597	$25.00
100813split	February 3, 2021	12,780	$25.00
102379	March 3, 2022	2	$5.70
102379split	March 3, 2022	46,873	$5.70

3.Consulting Opportunity and Supplemental Release. Subject to you timely entering into and remaining compliant with the terms of this Agreement, the Company also agrees to making the following opportunities available to you:

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(a)

Consulting Role: Commensurate with entering into this Agreement on or after your Separation Date, the Company will allow you to enter into a post-employment consulting role, wherein you will provide advisory services from the Separation Date through May 12, 2023, and the Company shall have the option to extend the consulting period for up to an additional two weeks beyond such date (such consulting period, as may be extended, the “Consulting Period”).  Notwithstanding the foregoing, in the event the Company determines, in its good faith discretion, that you are in breach of either this Agreement or the Confidentiality Agreement or Consulting Agreement (each as defined below), then it may immediately terminate the Consulting Period. Such consulting role shall be pursuant to the terms of a Consulting Agreement in the form attached to this Agreement as Schedule 1 (the “Consulting Agreement”).  During the Consulting Period, you agree to provide the Company with such services as the Company may reasonably request from time to time, including the facilitation of a smooth transition of your former work duties and business contacts to the Company (the “Services”).  As remuneration in full for your provision of the Services during the Consulting Period, the Company shall pay you at a rate of $256.00 per hour for Services performed, with the understanding that such Services will only be performed on a part-time basis and as requested by the Company from time to time, and you will not be eligible for employment-related benefits or wages during such Consulting Period. You acknowledge that the Consulting Period shall not result in continued vesting of any Equity Awards, all of which shall be subject to Section 2(c) above. You acknowledge that the Services shall not constitute continued employment, and that, unless and to the extent otherwise expressly set forth herein, any entitlement to further wages or benefits shall cease as of the Separation Date.

(b)

Additional Consideration and Supplemental Release:  Subject to you (i) timely executing, returning, not revoking, and fully complying with the terms of this Agreement (including, but not limited to, your fulfillment of the Transition Duties); (ii) timely entering into and fully complying with the terms of the Consulting Agreement; and (iii) timely entering into and not revoking the Supplemental Release attached as Schedule 2 hereto, then the Company will provide you with the equity treatment set forth in subsection (i) below (collectively, the “Additional Consideration”).  Notwithstanding, you understand and agree that you shall be rendered ineligible to enter into the Supplemental Release and otherwise earn the Additional Consideration if you fail to fulfill the foregoing conditions (which failure will be identified in a written notice (email to suffice) by the Company and you will be provided an opportunity to cure within five (5) days thereafter (if curable)), but the general Consideration defined above shall nevertheless continue to serve as good and binding consideration for the terms of this Agreement

(i)Extended Stock Option Exercise Period. Notwithstanding the terms of any applicable Stock Agreements, to the extent any of your Stock Options are vested and unexercised as of the expiration of the Consulting Period (including those Stock Options subject to acceleration as provided for in Section 2(c) above) (collectively, the “Vested Options”), such Vested Options shall be modified such that you will have until the earlier of the original expiration date of the Stock Option (i.e., ten years from the applicable Stock Option grant date) and December 31, 2023 by which to exercise such outstanding Stock Options; provided, however, that the Vested Options shall not include the following Stock Options (the “Excluded Options”), unless and to the extent you elect to consent to the modification of such Excluded Options from Incentive Stock Options (as defined in the applicable Plan) (“ISOs”) to Non-Qualified or Nonqualified Stock Options (as defined in the applicable Plan) (“NQs”), as further described in the Equity Fact Sheet attached as Schedule 3 hereto:

Grant Number	Grant Type	Grant Date	Number of Vested and Unexercised Stock Options	Exercise Price
100184	ISO	July 15, 2019	75,000	$1.44
100277	ISO	January 27, 2020	114,428	$1.48

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As a result of the foregoing offer, if any of your Vested Options (other than Excluded Options) are ISOs, such Stock Options will be converted to NQs, as described in Schedule 3.  Except as otherwise set forth herein, all Equity Awards shall continue to be governed by the terms and conditions of any applicable Plan and the Stock Agreements, which shall continue to apply with full force and effect.

You expressly acknowledge and agree that the consideration described above reflects pay and benefits to which you are not otherwise entitled to receive and are being offered to you solely in exchange for your commitment to comply with the terms of this Agreement.

4.

Release of Claims:  You agree that this shall be deemed a negotiated agreement and that the consideration described above represents settlement in full of all outstanding obligations owed to you by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  You, on your behalf and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby and forever release the Releasees from any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation:

a.	any and all claims relating to or arising from your employment relationship with the Company and the termination of that relationship;
b.

any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.

any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.

any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; any and all applicable state law claims relating to your employment relationship with the Company and separation therefrom, to the greatest extent such claims are subject to waiver or release under appliable law; and the non-exhaustive list of statutes set forth on Schedule 3 hereto applicable to your particular location(s) of employment with the Company, all as amended.

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e.any and all claims for violation of the federal or any state constitution;

f.	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.	any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any consideration provided by this Agreement; and

h.any and all claims for attorneys’ fees and costs.

You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  Although this is a general release, it does not apply to:  (i) any unemployment insurance claim; (ii) any workers’ compensation insurance benefits to the extent any applicable state law prohibits the direct release of such benefits without judicial or agency approval, with the understanding that such benefits, if any, would only be payable in accordance with the terms of any workers’ compensation  coverage or fund of the Company; (iii) continued participation in certain benefits under COBRA (and any state law counterpart), if applicable; (iv) any benefit entitlements vested as of the Separation Date pursuant to written terms of any applicable employee benefit plan sponsored by the Company; (v) any claims that cannot be waived as a matter of law; (vi) any claims for indemnification, advancement, or payment of related expenses you may have pursuant to your April 2, 2021 Indemnification and Advancement Agreement or (vii) claims that arise after you sign this Agreement.  You represent that you have made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5.

Unknown Claims: You acknowledge that you intend to release all claims, whether known or unknown, including claims that you may not presently be aware of, or have knowledge of their existence.  You have been advised to consult with legal counsel, and you are familiar with, and are hereby waiving, any applicable statutory provisions that might otherwise limit your release of unknown claims.  By way of example, you are aware of, and hereby waive, the protections of California Civil Code Section 1542, a statute that (to the extent applicable) otherwise prohibits the release of unknown claims, which provides as follows:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”  Being aware of said code section, you agree to expressly waive any rights thereunder (if applicable), as well as under any other statute or common law principles of similar effect.

6.

Acknowledgment of Waiver of Claims under ADEA:  You understand and acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and the Older Workers Benefit Protection Act, and that this waiver and release is knowing and voluntary.  You understand and agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date.  You understand and acknowledge that the consideration described above provides value that is in addition to anything of value to which you were already entitled.  You further understand and acknowledge that you have been advised by this writing that: (a) you should consult with an attorney prior to executing this Agreement; (b) you have twenty-one (21) days within which to consider this Agreement; (c) you have seven (7) days following your execution of this Agreement to revoke this Agreement; and (d) this Agreement shall not be effective until after the revocation period has expired.  In the event you sign this Agreement and return it to the Company in less than the 21-day period identified above (provided that you may only sign and return the Agreement after the Separation Date), then you hereby acknowledge that you have freely and voluntarily chosen to waive the time period allotted for considering this Agreement.  The parties agree that changes to this Agreement, whether material or immaterial, shall not restart the running of the 21-day period described herein.

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7.

No Pending or Future Lawsuits:  You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against the Company or any of the other Releasees.  You also represent that you do not intend to bring any claims on your own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.  Notwithstanding the foregoing, nothing herein prevents any actions or disclosures expressly allowed by the Permitted Disclosures and Actions provision set forth below.

8.

No Entitlement to Employment:  You understand and agree that, as a condition of this Agreement, you are no longer entitled to any employment with the Company, and you hereby waive any right, or alleged right, of a guarantee of employment or re-employment with the Company.

9.

Trade Secrets and Confidential Information/Company Property:  You reaffirm and agree to observe and abide by the terms of the At-Will Employee Agreement between you and the Company, effective as of the commencement of your employment (the “Confidentiality Agreement”), specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information.  Your signature below constitutes your certification that you have returned all documents and other items provided to you by the Company, developed or obtained by you in connection with your employment with the Company, or otherwise belonging to the Company, other than such documents or items that the Company might agree to allow you to retain for the limited purpose of fulfilling any consulting services (which you agree to return to the Company immediately at the end of any such services).

10.

DTSA Notice:  Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances.  Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  See 18 U.S.C. § 1833(b)(1)).  Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.  See 18 U.S.C. § 1833(b)(2).  Nothing in this Agreement is intended in any way to limit such statutory rights.

11.

Permitted Disclosures and Actions:  This Agreement does not prohibit or restrict you, the Company, or the other Releasees from:  (i) discussing or disclosing information regarding unlawful acts in the workplace, including, but not limited to, sexual harassment, retaliation, discrimination, or other conduct that you have reason to believe is unlawful, (ii) initiating communications directly with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the United States Securities and Exchange Commission (the “SEC”), or any other governmental, regulatory, or legislative body regarding a possible violation of any federal law; or (B) the United States Equal Employment Opportunity Commission or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws, or as compelled or requested by lawful process; (iii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; or (iv) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation.  You are, however, waiving any right to recover money in connection with any agency charge or agency or judicial decision, including class or collective action rulings, other than bounty money properly awarded by the SEC.

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12.

Non-Disparagement:  Except to the extent allowed under the Permitted Disclosures and Actions provision, you agree to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agree to refrain from any tortious interference with the contracts and relationships of any of the Releasees.  You shall direct any inquiries by potential future employers to the Company’s human resources department, which shall provide only your last position and dates of employment. The Company agrees to direct the Company’s Executive Team to refrain from any disparagement, defamation, libel, or slander of you.

13.

Breach:  You acknowledge and agree that any material breach of this Agreement, or of any provision of the Confidentiality Agreement, of which the Company will provide written notice (email to suffice) and opportunity to cure for a period of five (5) days thereafter (if curable), shall entitle the Company immediately to recover and/or cease providing any consideration (or Additional Consideration, as applicable), and you shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in (a) enforcing your obligations under this Agreement or the Confidentiality Agreement, including the bringing of any action to recover the consideration (or Additional Consideration, as applicable), and (b) defending against a claim or suit brought or pursued by you in violation of the terms of this Agreement.

14.

No Admission of Liability:  You understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by you.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to you or to any third party.

15.	Costs: The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
16.

Tax Consequences:  The Company makes no representations or warranties with respect to the tax consequences of any consideration provided by this Agreement.  You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on any consideration provided hereunder and any penalties or assessments thereon.  You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) your failure to pay or the Company’s failure to withhold, or your delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

17.

Section 409A:  The payments and benefits set forth in this Agreement are intended to comply with the “short-term deferral” exception to the requirements of section 409A of the Code, as amended, and the regulations thereunder (“Section 409A”).  If it is determined that Section 409A applies to any payment or benefit under this Agreement, such payment or benefit shall be administered in accordance with Section 409A.  In no event may you, directly or indirectly, designate the calendar year of a payment, and if a payment that is subject to execution of this Agreement could be made in more than one taxable year, and such payment is subject to Section 409A, payment will be made in the later taxable year.  You will be solely responsible for any tax imposed under Section 409A and in no event will the Company have any liability with respect to any tax, interest or other penalty imposed under Section 409A.

18.

Authority:  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  You represent and warrant that you have the capacity to act on your own behalf and on behalf of all who might claim through you to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

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19.

No Representations:  You represent that you have had an opportunity to consult with an attorney and have carefully read and understand the scope and effect of the provisions of this Agreement.  You have not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

20.

Severability:  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

21.

Attorneys’ Fees:  In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

22.

Entire Agreement:  This Agreement (together with its Schedules) represents the entire agreement and understanding between the Company and you concerning the subject matter of this Agreement and your employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and your relationship with the Company (including, but not limited to, explicitly superseding any severance provisions set forth in your offer letter any Change in Control Severance Plan, or otherwise), with the exception of the surviving portions, if applicable, of the Confidentiality Agreement and the Stock Agreements.

23.	No Oral Modification: This Agreement may only be amended in a writing signed by you and either the Company’s Chief Executive Officer or Chief People Officer.
24.

Governing Law.  This Agreement shall be governed by the laws of your state of residency, as indicated in the address block at the header of this Agreement, without regard for choice-of-law provisions.  You consent to personal and exclusive jurisdiction and venue in such state.

25.

Effective Date and Expiration:  Each Party has seven (7) days after that Party signs this Agreement to revoke it.  This Agreement will become effective on the eighth (8th) day after you sign this Agreement, so long as it has been signed by both Parties and has not been revoked by either Party before that date (the “Effective Date”).  This Agreement is executable until 21 days from your receipt of this Agreement (such date, the “Expiration Date”), noting that you may only sign this Agreement on or after your Separation Date.  You acknowledge that this affords you a reasonable period to consult an attorney regarding the Agreement.  If you choose to sign the Agreement prior to the Expiration Date (provided that you may only do so on or after the Separation Date), then you acknowledge that you did so knowingly and voluntarily, and were not induced to do so by fraud, misrepresentation or threat to withdraw or alter the offer. This Agreement is null and void if the Company has not received a copy of the Agreement executed by the you on or before the Expiration Date.

26.

Counterparts:  This Agreement may be executed in any number of counterparts, each of which is deemed to be an original and all of which taken together comprise a single instrument.  A signature delivered by a .pdf file via email or via generally recognized e-signature technologies such as DocuSign will be deemed to be an original.

27.

Voluntary Execution of Agreement:  You understand and agree that you executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of your claims against the Company and any of the other Releasees.  You acknowledge that:

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()You have read this Agreement;

()	You have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of your own choice or have elected not to retain legal counsel;
()	You understand the terms and consequences of this Agreement and of the releases it contains; and

()You are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

*MAY NOT BE SIGNED UNTIL ON OR AFTER THE SEPARATION DATE*

		Sunil Agarwal

Dated:	4/28/23		/s/ Sunil Agarwal
			Sunil Agarwal

		Sana Biotechnology, Inc.

Dated:	4.28.23	By	/s/ Robin Andrulevich
			Robin Andrulevich
			EVP, Chief People Officer

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SCHEDULE 1

CONSULTING AGREEMENT

(see attached)

Consulting Agreement

This Consulting Agreement (this “Agreement”) is made effective as of April 29, 2023 (the “Effective Date”) by and between Sana Biotechnology, Inc., a Delaware corporation (the “Company”) and Sunil Agarwal, M.D., an individual (“Consultant”), for the purpose of setting forth the terms and conditions by which the Company will engage the Consultant to perform services on a temporary basis (such services, the “Services”). The Company and Consultant may be referred to herein individually as “Party” or collectively as the “Parties.”

1.Work and Payment.

1.1Project Assignment. Consultant hereby agrees to devote best efforts to perform Services for the Company as may be reasonably requested from time to time by the Company. The Services are described in the project assignment attached to this Agreement as Exhibit A (the “Project Assignment”). The Project Assignment will be subject to the terms and conditions of this Agreement and will set forth at a minimum the following terms: (i) the nature of the Services to be performed, including the specifications and schedule for the Services and any deliverables, (ii) Consultant’s rate of payment for such Services, (iii) any expenses to be reimbursed in connection with such Services, (iv) such other terms and conditions to which the Parties may agree to. The Company is not obligated to issue any additional project assignments under this Agreement or otherwise. Consultant will not commence performance of Services until this Agreement and the Project Assignment is executed by an authorized representative of the Company. Consultant will not perform any Services for the Company except as authorized or requested by the Company.

1.2Services. Subject to the terms of this Agreement, Consultant will, to the best of Consultant’s ability, render the Services set forth in the Project Assignment by the completion dates set forth therein, if any. Unless otherwise specified in the Project Assignment, the manner and means by which Consultant chooses to complete projects are in Consultant’s sole discretion and control. In performing the Services and completing the projects, Consultant will use Consultant’s own equipment, tools and other materials at Consultant’s own expense, unless otherwise specified in the Project Assignment. Consultant acknowledges that time is of the essence in performing the Services. Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without the Company’s prior written consent. Consultant will perform Services, and provide the results thereof, with the highest degree of professional skill and expertise. Consultant will cooperate with the Company’s personnel, will not interfere with the conduct of the Company’s business, and will observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

1.3Compensation and Invoicing.

(a)In consideration of Consultant’s performing the Services, the Company will pay Consultant as set forth in the Project Assignment.

(b)Consultant will submit invoices for completed Services to the Company’s address set forth at the end of this Agreement (or such other address, electronic mail or facsimile information as the Company may specify in writing from time to time), in a form satisfactory to the Company, that: (1) itemize in reasonable detail the Services performed, (2) identify personnel performing the Services (if not Consultant), and (3) indicate the dates and number of hours worked each day by Consultant or such other personnel (associated with the specific Services performed). Invoices must be submitted within 30 days of completion of Services covered by such invoice.

(c)Unless expressly provided for in the Project Assignment, time spent traveling will not be deemed time spent performing Services and will not be billed to the Company, except to the extent Services are performed while traveling.

(d)The Company will pay undisputed invoices within 30 days after the Company’s receipt of an acceptable invoice from Consultant.

(e)Except as set forth in any amendment to this Agreement, Consultant will not be entitled to any other compensation or benefits for the Services.

1.4Expenses. The Company will reimburse Consultant for reasonable expenses incurred in the performance of the Services to the extent such expenses are set forth in the Project Assignment or have been approved in advance and in writing by the Company. To the extent approved, Consultant will use commercially reasonable efforts to minimize reimbursable expenses. Consultant must provide copies of receipts for any expense. Consultant has up to 30 days to provide the Company with original receipts and other supporting documentation for expenses; otherwise, the Company is not obligated to reimburse such expenses. Approved expenses will be reimbursed within 30 days of the Company’s receipt of invoices with supporting receipts. The Company will not provide accommodation or any other hospitality to spouses and/or other persons accompanying Consultant, nor will the Company reimburse expenses relating to such persons.

2.Confidential Information.

2.1Definition. During the term of this Agreement and in the course of Consultant’s performance hereunder, Consultant may receive and otherwise be exposed directly or indirectly, to technical and non-technical confidential information of the Company, including without limitation, information relating to the Company’s business, strategies, designs, products, services and technologies and any derivatives, improvements and enhancements related to any of the foregoing, or to the Company’s suppliers, customers or business partners (collectively “Confidential Information”), whether in graphic, written, electronic or oral form. Confidential Information may be labeled or identified at the time of disclosure as confidential or proprietary, or equivalent, but Confidential Information also includes information which by its context would reasonably be deemed to be confidential and proprietary. “Confidential Information” may also include, without limitation, unpublished patent applications and other intellectual property filings, ideas, Work Product (as defined below), techniques, works of authorship, models, inventions, compounds, compositions, know-how, processes, algorithms, software programs, software source documents, formulae, information and trade secrets as well as financial information (including sales costs, profits, pricing methods), research data, clinical data, bills of material, customer, prospect and supplier lists, investors, employees, business and contractual relationships (including with third parties), business forecasts, sales and merchandising data, and business and marketing plans and any derivatives, improvements and enhancements related to any of the above. Information the Company provides regarding third parties as to which the Company has an obligation of confidentiality also constitutes “Confidential Information.”

2.2Restrictions on Use and Disclosure. Consultant acknowledges the confidential and secret character of the Confidential Information, and agrees that the Confidential Information is the sole, exclusive and extremely valuable property of the Company. Accordingly, Consultant agrees not to use or reproduce the Confidential Information except as reasonably necessary in the performance of this Agreement, and not to disclose, lecture upon or publish all or any part of the Confidential Information in any form to any third party, either during or after the term of this Agreement, without the prior written consent of the Company. Without limiting the foregoing, Consultant agrees to institute measures to protect the Confidential Information in a manner consistent with the measures it uses to protect its own most sensitive proprietary and confidential information, which shall not be less than a reasonable standard of care. Consultant shall immediately notify the Company upon discovery of any actual or suspected loss or unauthorized disclosure of the Confidential Information and shall take all reasonable steps requested by the Company to prevent, control or remedy any such loss or disclosure. Upon expiration or any termination of this Agreement, Consultant agrees to cease using and to return to the Company, or at the Company’s sole option, destroy, all whole and partial copies and derivatives of the Confidential Information, whether in Consultant’s possession or under Consultant’s direct or indirect control.

2.3Third-Party Information. Consultant will not disclose or otherwise make available to the Company in any manner any confidential information received by Consultant under obligations of confidentiality from a third party.

2.4Exceptions. The obligations of confidentiality set forth in Section 2.2 will not apply to information the Consultant can establish by competent proof: (i) was generally available to the public or otherwise part of the public domain at the time of disclosure; (ii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Consultant; (iii) was already known to Consultant, without confidentiality restrictions, at the time of disclosure, as shown by Consultant’s files and records immediately prior to the time of disclosure; (iv) was disclosed to Consultant, without confidentiality restrictions, by a third party who had no obligation not to disclose such information to others; or (v) was developed independently by Consultant without any use of or reference to the Confidential Information, as shown by Consultant’s files and records immediately prior to the time of disclosure.

2.5Compelled Disclosure. In the event a court or governmental agency legally compels Consultant to disclose Confidential Information, Consultant will provide reasonable prior written notice of such required disclosure to the Company and take reasonable and lawful actions to avoid and/or minimize the extent of such disclosure. Consultant will cooperate reasonably with the Company in any proceeding to obtain a protective order or other remedy. If such protective order or other remedy is not obtained, Consultant will limit any compelled disclosure of Confidential Information to that legally required, in the opinion of Consultant’s legal counsel. Consultant will request that confidential treatment be accorded such Confidential Information, where available. Compulsory disclosures made pursuant to this section will not relieve Consultant of its obligations of confidentiality and non-use with respect to non-compulsory disclosures.

2.6Publications. Consultant agrees to submit to the Company for review any proposed publication that contains any discussion relating to the Company, its Confidential Information, the Work Product, the Services, or any results of the Services. Consultant agrees that it may not publish any such information without the prior written consent of the Company on a case-by-case basis.

2.7Defend Trade Secrets Act Notice of Immunity Rights. Consultant acknowledges that the Company has provided Consultant with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Consultant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Consultant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (iii) if Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Consultant may disclose the Confidential Information to its attorney and use the Confidential Information in the court proceeding, if Consultant files any document containing the Confidential Information under seal, and does not disclose the Confidential Information, except pursuant to court order.

3.Ownership; Licenses.

3.1Work Product; Assignment. Consultant agrees that the Company will be the sole and exclusive owner of all right, title and interest in and to all ideas, inventions, works of authorship, work product, materials, and other deliverables conceived, made, developed, reduced to practice, or worked on by Consultant, alone or in conjunction with others (i) in the course of providing services for the Company prior to the date of this Agreement, (ii) in the course of providing the Services for the Company following the execution of this Agreement, and (iii) after the term of the Agreement if resulting or directly derived from Confidential Information, and all patent, copyright, trademark, trade secret and other intellectual property rights therein, whether now known or hereafter recognized in any jurisdiction (collectively, “Work Product”). Consultant hereby assigns to the Company all of Consultant’s right, title and interest in and to the Work Product. Consultant hereby waives any applicable moral rights in the Work Product. Consultant will promptly disclose to the Company any and all Work Product. Consultant agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings or in any other form that may be required by the Company) of all Work Product and results thereof and such records will be available to and remain the sole property of the Company at all times.

3.2Assistance. Consultant will execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise agrees to assist the Company as reasonably required at the Company’s reasonable expense to perfect in the Company the right, title and other interest in Work Product expressly granted to the Company under this Agreement. If the Company is unable for any reason, after reasonable effort, to secure Consultant’s signature on any document needed in connection with the actions specified above, Consultant hereby irrevocably designates and appoints the Company as Consultant’s agent and attorney-in-fact, which appointment is coupled with an interest, to act for and, on Consultant’s behalf, to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Consultant.

4.Representations and Warranties.

4.1Authority. Consultant represents and warrants that Consultant has the power to enter this Agreement and except as Consultant has disclosed in writing to the Company, Consultant is not bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or Confidential Information in the course of Consultant’s consultancy with the Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party.

4.2Performance. Consultant represents and warrants that Consultant has the skills and experience necessary to perform the Services and will perform said Services in a professional, competent and timely manner.

4.3Work Product. Consultant represents and warrants that the Work Product will be free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties of any right, title or interest in or to the Work Product.

4.4Compliance. Consultant represents and warrants that the Services and the Work Product comply with all applicable United States and foreign laws and regulations, and that all Work Product will conform to the specifications agreed by the Parties for such Work Product.

4.5Licenses and Certifications. Consultant represents and warrants that it has obtained and will continue to maintain, at its sole cost and expense, all licenses or certifications necessary to perform the Services.

4.6Debarment. Consultant represents and warrants that Consultant (including, as applicable, any of Consultant’s agents who will be performing Services) (i) is not under investigation by the U.S. Food and Drug Administration for debarment action or is presently debarred under the Federal Food, Drug, and Cosmetic Act, as amended or pursuant to the Generic Drug Enforcement Act of 1992 (21 USC 301 et seq.) or listed on the HHS/OIG List of Excluded Individuals/Entities or the System for Awards Management; and (ii) has not violated, and is not under investigation for violating, any state or federal health care programs or any federal or state anti-kickback laws or regulations.

4.7Foreign Corrupt Practices Act. Consultant represents and warrants that Consultant is familiar with and will comply with all applicable anti-corruption and anti-bribery laws as amended from time to time, including without limitation, the U.S. Foreign Corrupt Practices Act, and all applicable anti-corruption and anti-bribery laws in effect in the countries in which Consultant conducts or will conduct business. Consultant agrees that in the course of its performance under this Agreement, it will not, either directly or through an intermediary, (i) offer or pay, or authorize such offer or payment, of any money, gift, contribution, thing of value, or any other advantage to any person including but not limited to government officials (or candidate for government office), an employee of a public body or a company, a political party or party official, for purposes of influencing the person’s decisions, inducing the person to do or omit doing some act, or securing any improper advantage. Any breach of the foregoing obligation will constitute a material breach of this Agreement and will entitle the Company to exercise all available remedies hereunder at law or equity.

4.8Non-Infringement. Consultant represents and warrants that (i) the Work Product and the use of Work Product in the products and services of the Company do not and will not infringe or misappropriate the intellectual property rights of any third party; (ii) Consultant has all necessary rights to assign all Work Product to the Company; and (iii) Consultant’s engagement by the Company pursuant to this Agreement does not and will not breach any agreement with any third party (including any former employer or client), and that Consultant has not entered into and will not enter into any agreement, either written or oral, in conflict with Consultant’s obligations under this Agreement.

4.9Breach of Warranty. In the event of a breach or threatened breach of the warranty set forth in Section 4.8, and in addition to any other remedies to which the Company may be entitled under this Agreement or by operation of law, Consultant will, at no additional cost to the Company, replace or modify the Work Product with a functionally equivalent and conforming Work Product, obtain for the Company the right to continue to use the Work Product and, in all other respects, use Consultant’s best efforts to remedy the breach.

4.10Notification. Consultant will notify the Company immediately upon gaining knowledge (i) that it has violated or may violate any of the representations or warranties set forth herein; or (ii) that any regulatory authority has made inquiries or commenced proceedings concerning Consultant.

5.Term and Termination. This Agreement will expire on May 12, 2023, unless terminated earlier in accordance with this Section 5. The Company may, upon written notice to Consultant (email to suffice), extend the term of this Agreement for up to an additional two-week period. The Company may terminate this Agreement immediately following any breach by Consultant of Consultant’s obligations under this Agreement by providing Consultant with written notice of such termination. In the event of such termination by the Company, Consultant will cease work immediately after receiving notice of such termination from the Company unless otherwise advised by the Company and will notify the Company of all costs incurred up to the effective date of termination. The Company agrees to pay Consultant for all Services actually performed for work in progress and reimburse all reasonable, non-cancellable pre-approved costs and expenses incurred by Consultant in performing such Services in compliance with this Agreement, up to the date of Consultant’s receipt of notice of the Company’s intention to terminate this Agreement. Such payments will constitute full settlement of any and all claims of Consultant of every description against the Company. Sections 2-9 will survive expiration or any termination of this Agreement.

6.Independent Contractor; Benefits.

6.1Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of the Company and is not authorized to make any representation, warranty, contract, or commitment on behalf of the Company. Consultant will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits.  Consultant represents warrants and agrees that while fulfilling the Services, Consultant shall be customarily engaged in a separate and independent business, and that any of the Services set forth in the Project Assignment are outside the usual course of Company’s business, and shall be separate and distinct from the type of services performed by the Company’s employees.  Consultant further confirms that Consultant is free from the control and direction of the Company both under the terms of this Agreement, in performance of the Services and in fact.  Both Consultant and Company agree that in fulfilling the Services, Consultant is expected to meet all tests established by applicable law regarding independent contractor status.

6.2Tax Treatment.  Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant’s performance of the Services and receipt of fees under this Agreement. The Company will regularly report amounts paid to

Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. Because Consultant is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Consultant’s behalf (or for any individual performing Services on behalf of Consultant, if applicable). Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant under this Agreement. In the event that, notwithstanding this Section 6, Consultant is found by a court of competent jurisdiction to be an employee of the Company, the Parties acknowledge and agree that works of authorship and other intellectual property that would qualify fully for exemption from assignment under the provisions of Section 2870 of the California Labor Code will not constitute Work Product for the purposes of assignment under Section 3.1 of this Agreement.

6.3Benefits.  Consultant acknowledges that Consultant will not receive benefits from Company either as a Consultant or employee, including without limitation paid vacation, sick leave, medical insurance, and 401(k) participation.  If Consultant or a Consultant employee is reclassified by a state or federal agency or court as an employee of Company, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of Company's benefit plans in effect at the time of the reclassification Consultant would otherwise be eligible for benefits.

7.Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL THE COMPANY BE LIABLE TO CONSULTANT FOR ANY LOST PROFITS OR LOST BUSINESS OR FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AND REGARDLESS OF WHETHER THE COMPANY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

8.Indemnity. Consultant hereby agrees to indemnify and hold the Company and its affiliates and its and their directors, officers, employees, and agents harmless from and against any and all liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys’ fees) related to any third-party or agency claim, suit, action or proceeding arising out of (i) the negligence, willful misconduct or material breach of any obligation, representation or warranty by Consultant in performing Services for the Company under this Agreement; (ii) a breach by Consultant of Sections 3.1 or 3.3; (iii) an allegation that any of the Work Product or Services of Consultant infringe upon or misappropriate any third-party patent, copyright, trademark, trade secret or other intellectual property right of such party; or (iv) any claims relating to Consultant’s status as an independent contractor with respect to the fulfillment of the Services.

9.General.

9.1Compliance with Laws. Consultant will comply with all applicable laws and regulations in providing services under this Agreement, and agrees not to export, reexport or retransfer, directly or indirectly, any information acquired from the Company or any products or software using or containing such information to any countries, individuals, or entities outside the United States if such export would be in violation of United States laws or regulations.

9.2Compliance with Company Policies.  Consultant will perform the Services in accordance with all policies and procedures provided by Company, including any third-party policies and procedures with which Company is required to comply.

9.3Assignment. The Parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, administrators and permitted assigns. The Company may freely assign this Agreement, and Consultant expressly agrees that any intellectual property rights licensed to the Company are transferable to the Company’s assignee without Consultant’s consent. Consultant will not assign this Agreement or Consultant’s rights or obligations hereunder without the prior written consent of the Company.

Any such purported assignment not in accordance with this Section 9.2 will be null and void and a material breach of this Agreement.

9.4Legal and Equitable Remedies. Because Consultant’s Services are personal and unique and because Consultant may have access to and become acquainted with the Confidential Information of the Company, the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

9.5No Warranty. All Confidential Information is provided “AS IS,” without any warranty of any kind.

9.6Portfolio Reference. Upon termination of this Agreement, Consultant may disclose to prospective third-party contractors or employers the fact that Consultant performed certain services for the Company, subject to the receipt of prior written permission from the Company with respect to such disclosure and the scope thereof.

9.7Governing Law; Jurisdiction. The rights and obligations of the Parties under this Agreement will be governed in all respects by the laws of the State of California without regard to conflict of law principles. Consultant agrees that, upon the Company’s request, all disputes arising hereunder will be adjudicated solely in the state and federal courts having jurisdiction over disputes arising in San Mateo County, South San Francisco, California, and Consultant hereby agrees to consent to the personal jurisdiction of such courts.

9.8Notices. Any notices required or permitted hereunder will be given to the appropriate Party in writing and will be delivered by personal delivery, electronic mail, facsimile transmission or by certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, three days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices will be sent to the addresses, electronic mail or facsimile information set forth at the end of this Agreement or such other address, electronic mail or facsimile information as either Party may specify in writing.

9.9Captions; Pronouns. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. Whenever the context may require, any pronouns used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns will include the plural, and vice versa.

9.10Entire Agreement. This Agreement and the Project Assignment agreed upon by the Parties constitute the Parties’ final, exclusive and complete understanding and agreement with respect to the subject matter hereof and supersede all prior and contemporaneous understandings and agreements relating to its subject matter. In the event of any conflict between this Agreement and the Project Assignment, this Agreement will govern unless a statement in the Project Assignment expressly supersedes a term in this Agreement.

9.11Waiver and Modification. This Agreement may not be waived, modified or amended unless mutually agreed upon in writing by both Parties.

9.12Severability. In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability will not prevent enforcement of any other provision of this Agreement.

9.13Construction. As used in this Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation.” The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement.

9.14Counterparts. This Agreement may be executed in two or more counterparts by facsimile or other reliable electronic reproduction (including, without limitation, transmission by pdf), each of which will be considered an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the Parties hereto have executed this Agreement as of the date first set forth above.

SANA BIOTECHNOLOGY, INC.

By:	DO NOT SIGN		DO NOT SIGN
Name:			Sunil Agarwal
Title:		Date:
Date:

[Signature Page to Consulting Agreement]

Exhibit A

Project Assignment

Work to be performed: Services include the facilitation of a smooth transition of Consultant’s former work duties and business contacts to the Company and such other related services as may be mutually agreed from time to time.

Payment: The Company will pay to Consultant consulting fees of $256.00 per hour. Company will pay the Consultant within 30 days of the date of receipt of Consultant’s invoice, which Consultant will provide to Company on a monthly basis by the 10th calendar day of each month for the previous month’s services. Consultant’s invoice shall detail the number of hours worked in the prior month and list any reimbursable expenses to be paid.  Consultant’s invoices will be sent by e-mail to the EVP, Chief People Officer, with a copy to accountspayable@sana.com.

Expenses to be reimbursed: Expenses must be preapproved by EVP, Chief People Officer in writing.

Approved by:

SANA BIOTECHNOLOGY, INC.

By:	DO NOT SIGN		DO NOT SIGN
Name:			Sunil Agarwal
Title:		Date:
Date:

Schedule 1 – Consulting Agreement

SCHEDULE 2
SUPPLEMENTAL RELEASE

By signing this Supplemental Release where indicated below, I, Sunil Agarwal, acknowledge and agree that I am hereby extending, through and including the date I sign below, the application of all of my representations, obligations, acknowledgements, and other provisions reflected in the Transition Agreement and Release (“Transition Agreement”) that I entered into with Sana Biotechnology, Inc. (“Company”), relating to my transition duties and separation from employment with Company, and including but not limited to my full and binding release and waiver of all claims, as set forth therein, against Company and all other Releasees (as defined in the Transition Agreement), to the greatest extent permitted under applicable law. Capitalized terms used in this Supplemental Release without being defined shall have the meanings given to such terms in the Transition Agreement.

I understand and agree that, pursuant to the terms of the Transition Agreement, I am only eligible to receive certain additional consideration payments described therein if I execute (and do not revoke) this Supplemental Release, timely return it to Company, and otherwise satisfy all terms and conditions set forth in the Transition Agreement, including but not limited to my satisfaction of any transition duties specified therein.  I further understand and acknowledge that the consideration being provided for my waiver and release of claims is in addition to anything of value to which I was already entitled.

By signing below, I understand and acknowledge that, in addition to such claims released by the Transition Agreement, I am also hereby waiving and releasing any rights I may have under the California Fair Employment and Housing Act (“FEHA”) and the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  I understand and acknowledge that Company has advised me by this writing that: (a) I should consult with an attorney prior to executing this Supplemental Release; (b) I have more than twenty-one (21) days after initial receipt of this Supplemental Release within which to consider its terms; (c) I have seven (7) days following my execution of this Supplemental Release to revoke it; and (d) this Supplemental Release shall not be effective until after the revocation period has expired.  Any revocation of this Supplemental Release must be in writing and timely delivered to Robin Andrulevich, EVP, Chief People Officer (or such other representative as the Company may designate).  If I do not timely revoke this Supplemental Release, then this Supplemental Release will become effective on the eighth day after I have signed and returned it to Company.

I understand that I am not to sign and return this Supplemental Release until on or after the date on which the Consulting Period ends (the “Consulting Agreement Expiration Date”) – but must sign and return it within ten (10) business days following the Consulting Agreement Expiration Date for it to be effective.

By signing below, I acknowledge that I have read and understand and agree to all the terms of the Transition Agreement and this Supplemental Release, and intend to be bound thereby.

*NOT TO BE SIGNED UNTIL ON/AFTER THE CONSULTING AGREEMENT EXPIRATION DATE*

Sunil Agarwal	Date

Schedule 2 – Supplemental Release

SCHEDULE 3

EQUITY FACT SHEET

[***]

Schedule 3 – Equity Fact Sheet

SCHEDULE 4
STATE CLAIMS RELEASED

[***]

Schedule 4 – State Claims Released